CONCURRENT COMPUTER CORPORATION
                                   EXHIBIT 11

             BASIC AND DILUTED EARNINGS (LOSS) PER SHARE COMPUTATION

                                        THREE MONTHS ENDED   NINE MONTHS ENDED
                                          MARCH 31, 2001       MARCH 31, 2001
                                          BASIC   DILUTED    BASIC     DILUTED
                                         -------  --------  --------  ---------
Average outstanding shares                55,021    55,021   54,558     54,558
Dilutive effect of options and warrants        -     2,104        -          -
                                         -------  --------  --------  ---------
Equivalent shares                         55,021    57,125   54,558     54,558
                                         =======  ========  ========  =========

Net income (loss) available to common
  Stockholders                           $   802  $    802  $(4,688)  $ (4,688)
                                         =======  ========  ========  =========
Earnings (loss) per share                $  0.01  $   0.01  $ (0.09)  $  (0.09)
                                         =======  ========  ========  =========

                                         THREE MONTHS ENDED    NINE MONTHS ENDED
                                           MARCH 31, 2000        MARCH 31, 2000
                                          BASIC     DILUTED     BASIC     DILUTED
                                         --------  ---------  ---------  ---------
Average outstanding shares                53,503     53,503     51,335     51,335
Dilutive effect of options and warrants        -          -          -          -
                                         --------  ---------  ---------  ---------
Equivalent shares                         53,503     53,503     51,335     51,335
                                         ========  =========  =========  =========

Net income (loss) available to common
  stockholders                           $(2,215)  $ (2,215)  $(21,387)  $(21,387)
                                         ========  =========  =========  =========
Earnings (loss) per share                $ (0.04)  $  (0.04)  $  (0.42)  $  (0.42)
                                         ========  =========  =========  =========


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